UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
(Amendment No. 1)
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2007
eTelecare Global Solutions, Inc.
(Exact name of registrant as specified in its charter)
001-33362
(Commission File Number)

Philippines (State or other jurisdiction of incorporation)	98-0467478 (I.R.S. Employer Identification No.)
31st Floor CyberOne Building, Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines
(Address of principal executive offices, with zip code)
63 (2) 916 5670
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On August 17, 2007, eTelecare Global Solutions, Inc. (the “Company”) filed a Form 8-K (the “Original Form 8-K”) to report the appointment of David F. Palmer II to Senior Vice President, Global Operations. Mr. Palmer had previously served as the Company’s Vice President, US Operations. At the time of the filing of the Original Form 8-K, Mr. Palmer’s compensation as a result of his new role had not yet been determined. This Amendment No. 1 to Form 8-K is being filed to provide additional information relating to the compensation of Mr. Palmer.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 19, 2007, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the following compensation for Mr. Palmer in connection with his new role as the Company’s Senior Vice President, Global Operations. Effective as of August 13, 2007, the date of Mr. Palmer’s appointment, the Company shall pay Mr. Palmer an annual base salary of $230,000. Mr. Palmer shall be eligible for an annual cash bonus payment in 2007 of up to $115,000, based on the achievement of certain criteria and pro rated on an annualized basis commencing on August 13, 2007. The Company previously granted an option to purchase 50,000 American Depositary Shares (“ADSs”) to Mr. Palmer when he first joined the Company. In connection with his appointment to serve as Senior Vice President, Global Operations, the Committee granted Mr. Palmer an additional option to purchase 150,000 ADSs.
If at any time within 12 months following a change in control of the Company, Mr. Palmer is (i) constructively terminated or is terminated without cause or as a result of death or permanent disability and (ii) he delivers to the Company a standard release of claims, he shall receive the following benefits: (1) a cash payment equal to the higher of (a) his annual base salary at the time of termination, or (b) his annual base salary in effect immediately prior to the change in control of the Company; (2) the portion of any unvested options held by Mr. Palmer as of the date of termination shall be vested immediately as of the date of termination and, together with any other shares vested as of such date, shall remain exercisable for a period of 12 months after the date of termination; and (3) for 12 months after the date of termination, the Company shall arrange to provide Mr. Palmer and his dependents with life, medical, long-term disability and dental insurance benefits substantially similar to those which he was receiving immediately prior to the change in control of the Company, unless similar benefits are actually received by Mr. Palmer from any subsequent employer during this 12-month period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eTELECARE GLOBAL SOLUTIONS, INC.
Date: September 25, 2007	By:	/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer